SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-GREENFIELD INDS INC

          GAMCO INVESTORS, INC.
                                11/17/97            2,000-           38.0000
          GIL II, LTD.
                                11/17/97           16,000-           38.0000
          GABELLI INTERNATIONAL LTD
                                11/17/97           25,000-           38.0000
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                11/17/97           80,226-           38.0000
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                11/17/97          100,000-           38.0000
               THE GABELLI ABC FUND
                                11/17/97           50,000-           38.0000
          GAMCO INVESTORS, INC.
                                11/17/97          160,000-           38.0000
                                11/12/97           40,000            37.7188
                                11/10/97            5,000            37.8750
          GAMCO INVESTORS, INC.
                                11/17/97          516,500-           38.0000
                                11/03/97            5,000            37.7500
          GABELLI ASSOCIATES LTD
                                11/17/97           28,316-           38.0000
                                11/05/97              316            37.7500
          GABELLI ASSOCIATES FUND
                                11/17/97          227,350-           38.0000
                                11/14/97            1,000-           33.1250
                                11/13/97              550            37.8750
          GABELLI & COMPANY MARKET MAKING ACCOUNT
                                11/17/97              145-           38.0000
                                11/12/97            1,000-           37.6875
                                11/12/97            2,000            37.7500
                                11/12/97            1,000-           37.7500
                                11/06/97               50            37.7500


          (1) THE TRANSACTIONS OCCURING ON 11/17/97 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5 (A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.

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